UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ideal Restaurant Group, Inc.
(Name of small business issuer in its charter)

Florida	5812	45-4237246
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

277 North Avenue, Suite 200 New Rochelle, New York 10801 914-774-8811
(Address and telephone number of registrant's principal executive offices and principal place of business)

Rudolph Southwell, Jr. President Ideal Restaurant Group, Inc. 277 North Avenue, Suite 200 New Rochelle, New York 10801 914-774-8811
Name, address, and telephone number of agent for service) Copies to: Joel Arberman Public Financial Services, LLC 7877 Emerald Winds Circle Boynton Beach, Florida 33473 Telephone: 516-509-8132

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Approximate date of proposed sale to the public: After this registration statement becomes effective.

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If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee
Common Stock, $0.001 par value per share	1,000,000	$5.00	$5,000,000	$682
Total	1,000,000	$5.00	$5,000,000	$682

(1)

Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits or stock dividends.

(2)

There is no public market for our common stock.  The offering price has been arbitrarily determined by the registrant and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. We cannot give any assurance that the shares being offered will be able to be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares.  We intend to apply to the Over-The-Counter Bulletin Board (the “OTCBB”) through a market maker that is a licensed broker dealer, to allow the quotation of our common stock on the OTCBB upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The offering price of the shares being registered herein is fixed at $5.00 per share.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457( a ).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 18, 2013

IDEAL RESTAURANT GROUP, INC.

1,000,000 SHARES OF COMMON STOCK

OFFERED BY IDEAL RESTAURANT GROUP, INC.

This is the initial offering of common stock of Ideal Restaurant Group, Inc. We are offering for sale a total of 1,000,000 shares of common stock at a fixed price of $5.00 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Rudolph Southwell, will attempt to sell the shares.  This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 1,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

Any funds that we raise from the offering will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from the offering in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of your subscription funds.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 BEFORE BUYING ANY SHARES OF COMMON STOCK. YOU SHOULD ONLY PURCHASE SHARES IF YOU CAN AFFORD A LOSS OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: ___________, 2013

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.  To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

This document may only be used where it is legal to sell these securities.  Certain jurisdictions may restrict the distribution of these documents and the offering of these securities.   We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

i

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all of the information you should consider before investing in the securities offered herein.  Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the consolidated financial statements and the notes to the consolidated financial statements.  You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.  Unless otherwise indicated, the terms the “Company,” “IRG,” “we,” “us,” and “our” refer and relate to Ideal Restaurant Group, Inc. and its subsidiary. Unless otherwise indicated, the information contained in this prospectus is as of January 18, 2013.

Company Overview

Ideal Restaurant Group, Inc. plans to build and operate casual family dining restaurants which serve a broad range of entrees, appetizers, desserts and non-alcoholic beverages. While we have plans to open multiple restaurants, we cannot provide any assurance that we will be able to open any restaurant. We have not built, opened or operated a family dining restaurant to date ..

Since incorporation, our management has been focused on identifying potential locations to construct our first family dining restaurant .. We recently narrowed our search to the States of New York, New Jersey and recently Massachusetts. Our president has already conducted site visits at nine specific locations in New York, within the cities of Syracuse, Albany, Middletown, Queensbury, Plattsburg, Watertown, Ithica, Poughkeepsie and Buffalo. We also conducted site visits at three specific locations in Massachusetts, within the cities of Hadley, Kingston and Lanesborough.

After completing thorough site visits, our management conferenced with the landlord’s attorney and subsequently negotiated general terms and conditions based on their standard lease. We have not entered into any letter of intent or lease agreement. We plan to finalize terms and conditions after we raise at least $1,455,000 from this offering, which we believe would be sufficient to build-out, develop and operate our first family dining restaurant.

Prior to finalizing the terms and conditions of any lease agreement, we will also need to determine whether we will operate our first family dining restaurant independently or as a franchise. We believe a franchise could help us leverage the name brand, marketing and operations of an existing chain. A franchisor will likely have meaningful input into the specific location, square footage requirements and other issues which may impact the suitability of any specific location and the terms and conditions of any lease agreement we may enter into. There is no assurance we will successfully secure any acceptable franchise agreement. If we fail to enter into acceptable franchise agreements, we plan to build independently owned and operated family dining restaurants.

Our management has completed and submitted franchise applications with two large casual family dining franchisors, who offer a wide variety of breakfast, lunch, dinner and dessert options. Both franchise organizations have confirmed receipt of our application and have begun their review. At best, we believe our company will receive conditional approval as we do not believe we presently satisfy the requirements for approval by either franchise organization. Specifically, we will need to raise at least $1,455,000 from this offering, which we believe would be sufficient to build-out, develop and operate a franchised family dining restaurant. In addition, our management may not have sufficient expertise required by many franchise organizations. To address this potential concern, we have searched for and identified two potential candidates who could become a general manager of a franchised location. We do not have any agreement with either candidate and there is no assurance either would be willing to work for us, even if we become a franchisee ..

Our management has also prepared estimated budgets for the build-out of our first family dining restaurant based on its previous experiences as well as numerous conversations with construction companies and experts. We plan to outsource the construction to third-parties.

During the next twelve months, we plan to continue engaging in all of the activities listed above. Subject to raising at least $1,455,000, we believe we can select a location, determine whether we operate independently or as a franchisee, enter into a franchise agreement, negotiate a lease agreement and complete the build-out our first family dining restaurant within twelve months, at which point we can open and begin to generate sales. There is no assurance we will achieve any of the milestones, or that any of the milestone will be achieved by any specific date.

We are a development stage company with limited financial resources. Since incorporation on December 22, 2011 to September 30, 2012, we generated no revenues and incurred a net loss of $84,694. As of January 14, 2013, we had $39,470 in cash and $127,624 in liabilities. We expect to spend an average of $9,000 per month prior to completion of this offering and expect to spend an average of $7,000 per month in operating costs after this offering is completed.  At our present rate of spending, we will run out of funds in April 2013 without additional capital.

We have relied upon the sale of promissory notes in unregistered private placement transactions to cover our expenses. Our reliance on capital from investors, our very limited operating history, our operating losses and other factors have led our independent auditors to express substantial doubt about our ability to continue as a going concern.

In order to implement our business plan, we anticipate requiring an additional $1,455,000 in financing. Approximately $1,050,000 is required to build one family dining restaurant, approximately $150,000 of working capital is required for one family dining restaurant, approximately $105,000 to repay principal and interest on outstanding promissory notes and approximately $150,000 will be needed for general corporate purposes.

The proceeds of this offering are our sole source of investment capital. This is a “best efforts” offering and we are not required to raise any minimum amount of funds. We do not have any arrangements to place the funds received from the offering in an escrow, trust or similar account. Any funds that we raise from the offering will be immediately available for our use and will not be returned to investors, even if we raise less than $1,455,000 required.

If we raise less than $1,455,000 from the sale of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan.  We do not have any alternative source of capital at this time and there can be no assurance that any capital will be available on suitable terms. There is no assurance we will raise sufficient funds to implement our plan.

Corporate Information

We were incorporated in the state of Florida on December 22, 2011. Our principal executive office is located at 277 North Avenue, Suite 200, New Rochelle, New York 10801 and our telephone number is 914-774-8811.  We have one wholly-owned subsidiary, Destiny Pancakes, LLC, which does not have any business activity.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.   The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

See “Risk Factors – Risks Related To Our Securities - We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page __ of this prospectus.

OFFERING SUMMARY

The Issuer	Ideal Restaurant Group, Inc.

Securities being offered	Up to 1,000,000 shares of common stock, par value $0.001 per share.

Per Share Price	$5.00

No Public Market

There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Duration of Offering

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 1,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

Number of Shares Outstanding Before the Offering	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Number of Shares Outstanding After the Offering	Providing we sell all of the shares offered by this prospectus, there will be 5,000,000 shares of common stock issued and outstanding after the offering.

Registration Costs

We estimate our total costs relating to the registration of the securities offered herein shall be approximately $65,000. None of the proceeds from the offering will be needed or used to pay for any of the offering expenses.

Net Proceeds to the Company

The Company is offering 1,000,000 shares of common stock, $0.001 par value per share, at an offering price of $5.00 per share, for potential gross proceeds to the Company of $5,000,000.  The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this offering will be released to the Company when subscriptions are received and accepted.

If we raise less than $1,455,000 from the sale of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan.  No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds	We will use the proceeds to fund construction of one or more family dining restaurants, general working capital and administrative expenses, for the implementation of our business growth strategy.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” on page 4 and the other information contained in this prospectus before making an investment decision regarding our common stock.

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock.

If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. We cannot assure any investor that we can or will successfully address these risks.

You should not purchase the securities offered unless you can afford the loss of your entire investment.

Risks Related To Our Business

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern which may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

Our independent auditors state in their audit report that since we have incurred substantial losses, had negative cash flow from operations, and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern. The going concern opinion may negatively impact our ability to obtain additional funding or funding on terms attractive to us. If we are unable to continue as a going concern, you will lose your entire investment.

We have a limited operating history for assessing our ability to conduct successful business activities.

We are a recently formed entity with limited operating history. At this early stage of our operation, we face certain risks and uncertainties frequently encountered by companies at the early stage of their business development. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.

These risks include the ability to:

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Develop effective business plan;

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Raise sufficient investment capital;

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Identify a suitable location for a family dining restaurant;

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Ensure construction and build-out is satisfactorily completed;

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Attract, retain and motivate qualified personnel;

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Operate a family dining restaurant;

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Implement advertising and marketing plan;

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Meet customer standards;

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Attain customer loyalty; and

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Respond effectively to competitive pressures.

The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations we plan to undertake. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition and your investment.

Our limited operating history makes any prediction of our future results of operations difficult or impossible. There can be no assurance that we will be able to successfully implement our business plan or that we will ever generate positive cash flow from our operations. Since there can be no assurance of future successful performance of our business, you are accepting a high probability of losing your entire investment.

We have never generated a profit and if we are unable to generate consistent profits, we will not have the ability to sustain our business.

Since inception to September 30, 2012, we have incurred a net loss of $84,694.  We are expecting losses of approximately $96,000 over the next 12 months because we do not expect anticipated revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee we will ever be successful in generating enough revenues to pay for our expenses. Since there can be no assurance we will be able to generate sufficient revenues to achieve profitable operations, you are accepting a high probability of losing your entire investment.

We will incur significant costs complying with our obligations as a reporting issuer which will make it more difficult to generate a profit and will reduce the cash available to implement our business plan.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our consolidated financial statements on a quarterly basis and audit our consolidated financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs could exceed $30,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations. These compliance costs will be charged to operations and will negatively impact our ability to attain profitable operations.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley

Act.

We need additional capital to develop our business.  If we fail to obtain additional capital we may not be able to implement our business plan or survive as a business.

The only cash currently available to us is the cash in our bank account. The continuation of our operations will require the commitment of substantial additional resources. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners. Any capital we might raise will be initially used to cover general working capital expenses, with the remainder being invested in the construction and development of family dining restaurants.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

There is no minimum amount of investment capital to be raised from this offering.

We are conducing this offering without requiring a minimum amount of investment capital to be raised from investors. We are allowed to use all investment funds as they are invested. If we fail to raise enough funds to sustain our business or implement our plan of operations, investors may lose their entire investment.

If we fail to develop and maintain our brand, our business could suffer.

To be successful, we must establish and strengthen the awareness of our corporate brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to generate revenue. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the family dining restaurant market.  Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to offer customers high quality food, beverages and customer service. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

We may be subject to significant liability if the consumption of any of our products causes illness or physical harm.

The sale of food products for human consumption involves the risk of injury or illness to consumers. Such injuries or illness may result from inadvertent mislabeling, tampering or product contamination or spoilage. If the consumption of any of our products causes, or is alleged to have caused, a health-related illness, we may become subject to claims or lawsuits relating to such matters. Even if a liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with consumers and our corporate image and brand equity. Moreover, claims or liabilities of this sort might not be covered by insurance or by any rights of indemnity or contribution that we may have against others. A liability judgment against us could have a material adverse effect on our business, reputation and operating results.

Consumer preferences are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected.

Our business is focused on family dining restaurants. If consumer demand decreased, our business would suffer. In addition, family dining restaurants are subject to evolving consumer preferences. Consumer trends that we believe favor sales of our products could change based on a number of possible factors, including economic factors and social trends. A significant shift in consumer demand away from our family dining restaurants could reduce our sales or the prestige of our brand, which would harm our business.

We participate in a highly competitive industry which may prevent us from generating a profit.

The promotion of family dining restaurants is highly competitive and barriers to entry are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute offerings.  With the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and generate a profit. Many companies and individuals are engaged in the same or similar businesses.

Competition could result in reduced sales, reduced margins or the failure of our online marketplace to achieve or maintain more widespread market acceptance, any of which could harm our business.  Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to generate sales and profit. We may never achieve a profit from our business.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

We may pursue acquisition opportunities in the future. We have not made any material acquisitions to date and, therefore, our ability as an organization to make and integrate significant acquisitions is unproven. Any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. In connection with one or more of those transactions, we may issue additional equity securities that would dilute our stockholders or incur debt on terms unfavorable to us or that we are unable to repay.

Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all.

We Do Not Know The Exact Construction Or Operating Costs Of Our Planned Family Dining Restaurants.

We have not constructed or operated any family dining restaurants and therefore, we do not know the exact costs involved with the construction, development or operation of the family dining restaurants we intend to pursue. In the case of higher than expected costs, we may not be able to operate profitably in the market place. If we are unable to successfully build or operate a family dining restaurant, we will have to cease our operations, which may result in the complete loss of your investment.

We may be unable to obtain franchise rights necessary to build and operate a family dining restaurant.

We are seeking franchise rights to build and operate a family dining restaurant. We do not have sufficient capital to enter into a franchise agreement at this time and we may not have the management experience to attract a quality franchisor in the future. In the event we are unable to secure franchise rights or if any franchise rights we are granted are subsequently terminated, we will have to cease our operations, which would result in a complete loss of your investment.

We intend to build and operate a family dining restaurant in a difficult economic climate.

The current economic climate, including less consumer discretionary income and tighter lending guidelines will make it more difficult for us to build and operate a family dining restaurant. If we are unable to finance the cost of building or operating a family dining restaurant or if consumers have less discretionary income to spend on family dining, we may have to cease our operations, which would result in a complete loss of your investment.

An increase in ingredient or food prices would make it more difficult to generate a profit.

The profitability of family dining restaurants is highly dependent on the price of ingredients and food. Increases in the price of ingredients and food which cannot be passed to consumers could significantly reduce our anticipated profitability.  If we are unable to increase retail prices to cover any increased costs of ingredients and food, we could generate unanticipated losses and go out of business.

We have missed quarterly interest payments on our outstanding promissory notes.

On March 14, 2012 the Company received proceeds of $50,000 in exchange for a note payable to a third-party.  This note bears interest at a rate of 5 percent per annum with quarterly interest payments due beginning March 31, 2012 and all principal and unpaid interest are due on September 14, 2013.  The Company did not make any interest payments during the period from March 14, 2012 to June 30, 2012; however, the Company received a waiver from the note holder and is not in default as of September 30, 2012.  In the event we miss future payments on our outstanding promissory notes, our creditors may seek to enforce payment which could utilize cash allocated for other operating needs and may result in our inability to continue business operations.

Risks Related to Our Management

We are and will continue to be completely dependent on the services of our founder and CEO, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of our founder and CEO. He is currently providing services to the Company pursuant to terms of an executive employment agreement, but he has the right to terminate the agreement at will. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of our founder and CEO or an appropriate replacement.

Because our officers and directors do not have significant experience in constructing or operating family dining restaurants, our business has a very high risk of failure.

Our President and Vice President have limited experience in the family dining restaurant industry. Our management's experience may not be enough to effectively develop and maintain our Company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

Our President and Vice President may face conflicts of interest associated with their commitment to the company and their activities outside of the company.

Our President and Vice President currently devote approximately 40 hours per week to our business. Each also has additional business interests outside of the company which may limit the amount of time they are able to spend on company matters. Our President and Vice President developed and launched a casual dining franchise restaurant located in Palisades, New York, which may be a direct competitor to any family dining restaurant we establish. Neither are obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating his time between our operations and those of other businesses. Although our President and Vice President are presently able to devote approximately 40 hours per week to our business, this may change. Also, if we require either to devote more than 40 hours per week to our business on a regular basis for an extended period, it is uncertain that they will be able to satisfy our requirements.  Due to the above, our President and Vice President may face a conflict of interest between the company and their other business interests.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 84.7% of our outstanding common shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

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election of our board of directors;

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removal of any of our directors;

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amendment of our Articles of Incorporation or By-laws; and

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adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

Our officers and directors have no meaningful accounting or financial reporting education or experience, which increases the risk of accounting errors and makes an investment in our company more speculative.

Our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We are anticipating a period of rapid growth in operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new employees and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

We do not have compensation or an audit committee, so shareholders will have to rely on the directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the members of our board of directors who are not independent. Until we have an audit committee, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors have no experience in establishing and maintaining disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Our officers and directors have no experience establishing and maintaining disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements.  Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports filed with the SEC, under Section 404 of the Sarbanes-Oxley Act. As long as we remain a smaller reporting company, we will not be required to obtain an auditor’s attestation concerning management’s report on internal control over financial reporting.

Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

In order to develop and subsequently maintain effective disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.  Further, our Bylaws set forth indemnification provisions which are substantively the same as those provided in the Florida Business Corporation Act.  Collectively, these provisions provide our officers and directors with extensive indemnification rights which, depending on the circumstances, could require us to expend substantial amounts of money on their behalf, which may materially adversely affect our financial condition.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Risks Related To Our Securities

The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We intend to engage a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that we will be able to engage a market maker, or, if we are so able, that the market maker’s application will be accepted by FINRA; nor can we estimate the time period that acceptance of the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)  any market for our shares will develop;

(ii) the prices at which our common stock will trade; or

(iii) the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible”, then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for OTCBB companies relying on broker dealers for stock transactions). Said differently, while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long the approval process will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of  our company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated lower price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors”.

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements. All shareholders with restricted shares of common stock of the company will be subject to the limitations of using Rule 144 as described in Rule 144(i) of the Securities Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until (1) we have ceased to be a “shell company"; (2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, (3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates will be subject to the resale restrictions of Rule 144(i).

We will need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

 We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We will require additional capital from equity or debt financing in the future to:

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Fund our operations;

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Respond to competitive pressures;

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Take advantage of strategic opportunities, including more rapid expansion of our business; and

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Develop new products or enhancements to existing products.

We anticipate requiring approximately $255,000 in additional capital to sustain business operations until March 2014 and a total of $1,200,000 to build and operate a family dining restaurant and for administrative purposes.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

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our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

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general economic conditions;

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changes in our pricing policies;

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our ability to expand our business;

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the effectiveness of our personnel;

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difficulties or interruptions in our services;

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regulatory compliance costs;

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costs associated with future acquisitions of technologies and businesses; and

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extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

Our common stock may be considered a penny stock, which would be subject to restrictions on marketability. These rules may affect your ability to resell your shares.

If our common stock becomes tradable in the secondary market, we may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in securities sold in this offering will not be possible in any state in the United States unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if our restricted shareholders sell a large number of shares.

A total of 4,000,000 shares issued to existing stockholders are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

However, we are a “shell company” pursuant to Rule 144 because we have nominal assets and no revenue and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

You may have limited access to information regarding our business and our securities would not be eligible for quotation on the OTC Bulletin Board, if our obligation to file periodic reports with the SEC is automatically suspended under certain circumstances.

As of the effective date of this prospectus, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). In the future, Section 15(d) reporting requirements would be automatically suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, we have has fewer than 300 shareholders. We currently have fewer than 300 shareholders. If we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective.

Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We intend to file a Form 8-A promptly after this registration statement becomes effective to register our common stock under Section 12(g) of the Exchange Act, but there can be no assurance we will do so. We also intend to file a Form 8-A in the event we are automatically suspended from the Section 15(d) reporting requirements to voluntarily subject ourselves to the reporting requirements and so that we can be eligible for quotation on the OTC Bulletin Board.

If we cease filing periodic reports for any reason, investors would have very limited access to information about our business and we would not be eligible to be quoted on the OTC Bulletin Board, which may reduce the value of your shares and also affect your ability to sell your shares.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws and regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities being registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares, and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions could prohibit the secondary trading of our common stock in certain states. We currently do not intend to attempt to qualify our securities for resale in states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. It is our understanding that the following states currently offer manual exemptions for secondary trading: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In an effort to control professional costs any additional analysis of manual or other applicable exemptions will take place only after the Registration Statement, of which this Prospectus is a part, is effective, and in connection with our efforts to have our securities quoted on the OTCBB.  Accordingly, investors should consider the secondary market for our securities to be a limited one.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.

Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 18, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

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the timing of the development of future products;

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projections of costs, revenue, earnings, capital structure and other financial items;

•

statements of our plans and objectives;

•

statements regarding the capabilities of our business operations;

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statements of expected future economic performance;

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statements regarding competition in our market; and

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assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. Our offering is being made as a direct public offering, without the involvement of underwriters or broker-dealers.  We will receive up to $5,000,000 if all of the shares of common stock offered by us are purchased. We will incur approximately $65,000 in offering expenses and none of the proceeds will be used to pay these expenses. All of the gross proceeds from the offering will be available for allocation as described in the tabular presentation of our use of proceeds. We cannot guarantee that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum-offering amount.  The table below estimates our use of proceeds, given the varying levels of success of the offering.  We expect that the proceeds will be used primarily towards business development and working capital in an effort to expand our business.

	IF 25% OF SHARES (250,000 SHARES) ARE SOLD	IF 50% OF SHARES (500,000 SHARES) ARE SOLD	IF 75% OF SHARES (750,000 SHARES) ARE SOLD	IF 100% OF SHARES (1,000,000 SHARES) ARE SOLD

GROSS PROCEEDS FROM THIS OFFERING	$1,250,000	$2,500,000	$3,750,000	$5,000,000

RESTAURANT DEVELOPMENT & OPERATION	--	1,200,000	2,400,000	3,600,000
FUTURE RESTAURANTS	995,000	1,045,000	1,095,000	1,145,000
PROMISSORY NOTES	105,000	105,000	105,000	105,000
ADMINISTRATION EXPENSES	150,000	150,000	150,000	150,000

TOTALS	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Restaurant Development & Operation

Restaurant development and operation expenses consist of construction management, materials, labor and operating capital. We anticipate requiring $1,200,000 to construct, develop and operate each family dining restaurant. Approximately $1,050,000 is required to build one family dining restaurant and approximately $150,000 of working capital is required for each family dining restaurant.

We estimate the $1,200,000 cost to construct, develop and operate a family dining restaurant as follows:

-

$252,000 – kitchen design, appliances and exhaust system;

-

$170,000 – plumbing, electrical, hvac and sprinkler related

-

$  45,000 – architectural

-

$  70,000 – seating

-

$110,000 – aesthetics including signage, glass, mirrors, carpeting and entrance

-

$  53,000 – miscellaneous expenses

-

$150,000 – construction management

-

$200,000 – general construction

-

$150,000 – working capital

Our anticipated budget per family dining restaurant assumes that we lease each location and that each location employs a staff of approximately forty full-time equivalent employees.

All of the estimates to construct, develop and operate have been estimated by management based on discussions with various third-parties. Our estimates may prove to be inaccurate and actual costs incurred will be determined only once we have the necessary financial resources to begin construction, development and operations.

Future Restaurants

The future restaurants category represents the amount we would set aside for the construction, development and operation of future family dining restaurants for which, at the time, we do not have enough capital to complete. The funds allocated to the future restaurant category are not held in a separate bank account but are internally earmarked to build new family dining restaurants if we have sufficient capital.

Promissory Notes

We borrowed $98,700 from our president and two investors, Raymond Golden and Ralph Redman. We intend to repay the promissory notes from proceeds of this offering. We estimated the amount required is $105,000, inclusive of interest payments.

Administration Expenses

Administration expenses include costs associated with operating our corporation, including but not limited to accounting, audit, legal, regulatory compliance, office expenses and management expenses. We estimate the costs associated with continuous disclosure obligations of the SEC reporting requirements (e.g. quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K)) will total approximately $30,000 to $50,000 per year.  We anticipate paying these expenses out of our cash on hand and revenues generated in the future, and not through proceeds from the offering.

We believe that the maximum proceeds from this offering (i.e., $5,000,000) in addition to our cash on hand will satisfy our basic, subsistence level, cash requirements for up to 24 months, including legal and accounting costs associated with this offering, incidental expenses, and the cost of constructing up to three family dining restaurants.

Providing we are able to raise at least $1,455,000 (i.e. 29% of the maximum offering size), we intend to utilize the proceeds to pay our offering expenses, set aside funds for administration purposes, identify a desirable location for our first family dining restaurant and begin construction and development.

We anticipate that each increment of $1,200,000 above $1,455,000 will be used to construct, develop and operate additional family dining restaurants. For example, if we raise at least $2,655,000, we plan to build two family dining restaurants. If we raise more than $1,455,000 but less than the $1,200,000 necessary to build an additional family dining restaurant, we plan to set aside such incremental funds until we have an amount sufficient to build another family dining restaurant.

If we raise less than $1,455,000 from the sale of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan.  We do not have any alternative source of capital at this time and there can be no assurance that any capital will be available on suitable terms. There is no assurance we will raise sufficient funds to implement our plan.

Our budgetary allocations represent our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business.  Our estimates may prove to be inaccurate. We based this estimate on various assumptions, including our anticipated sales and marketing expenditures, gross margins, general operating expenses and revenues.  If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories.  We may undertake new activities that will require considerable additional expenditures, or unforeseen expenses may occur. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations.

Our officers and directors will have broad discretion in allocating a substantial portion of the proceeds of this offering.  We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

If we needed to raise additional capital in the future, there is no assurance that we would be successful in raising any debt or equity capital when it is needed or on suitable terms. The cost of debt financing could be high, which may prevent us from earning a profit and the cost of equity financing could be substantially dilutive to our shareholders. If we are unable to raise the capital we need in the time required or on suitable terms, our business would fail and investors could lose their entire investment.

There have been no services performed, and we do not anticipate that there will be any, by our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds from this offering. None of the offering proceeds we receive will be used to make loans to officers, directors or affiliates.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined by our management. In determining the initial public offering price of the shares we considered several factors including the following:

•	our status of business development;
•	our new business structure and operations as well as lack of a significant client base;
•	prevailing market conditions, including the history and prospects for our industry;
•	our future prospects and the experience of our management; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the high offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 4,000,000 common shares issued and outstanding and, a net tangible book value of negative $63,694, or $0.016 per share of common stock as of September 30, 2012.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold.  Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold

Offering Price	$5.00 per share	$5.00 per share	$5.00 per share

Net Tangible Book Value per share at September 30, 2012	($0.016) per share	($0.016) per share	($0.016) per share

Net Tangible Book Value per share after giving effect to the offering	$1.003 per share	$0.792 per share	$0.557 per share

Decrease in Net Tangible Book Value per share attributable to common stock issued to new investors	$4.013 per share	$4.224 per share	$4.459 per share

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

THE OFFERING

Offering

We are offering on a best-efforts basis up to 1,000,000 shares of our common stock at a price of $5.00 per share. There is no minimum amount of shares we are required to sell nor is there a minimum amount of money we are required to raise from this offering. If we sell all of the shares offered, we will receive $5,000,000 in proceeds, but there can be no assurance that all or any of the shares will be sold. Any funds that we raise from the offering will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from the offering in an escrow, trust or similar account

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 1,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

No Broker Is Being Utilized In This Offering

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA’s corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

PLAN OF DISTRIBUTION

We have 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 1,000,000 shares of its common stock for sale at the price of $5.00 per share.

The shares will be sold directly through the efforts of Rudolph Southwell, our President. Mr. Southwell will receive no commissions or other compensation for his efforts in selling the shares. We have no other sales agents for this offering.

Shares will be sold to friends, family, business acquaintances and other contacts.   The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. In offering the securities on our behalf, Mr. Southwell will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements.

Although Rudolph Southwell is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

1.

He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities,

2.

He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

3.

He is not an associated  person of a broker or  dealer at the time of his participation in the sale of our securities; and

4.

He meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Southwell is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Sales Pursuant to Rule 144

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Subscriptions

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Subscriptions for shares are irrevocable once made, and funds will only be returned if the subscription is rejected. There will not be an escrow account so the proceeds from the sale will be placed directly into our corporate account and all funds received can be immediately used by us.

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Ideal Restaurant Group, Inc. Subscriptions, once executed are irrevocable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our securities. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

General

We are authorized to issue an aggregate number of 205,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.001 per share. As of January 18, 2013, there were 4,000,000 shares of common stock held by five holders of record.

Dividends:

The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Distribution to holders

of common stock:

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Non-cumulative voting:

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our articles of incorporation do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of shareholders will constitute a quorum at such meeting of the shareholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Preemptive rights:

Upon the consummation of this offering, no holder of our common stock will have any preemptive right to subscribe for any shares of our capital stock issued in the future.

Preferred Stock

We are authorized to issue a total of 5,000,000 shares of preferred stock. Our Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval. The holders of our preferred stock may be entitled to preferences over common shareholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. As of January 18, 2013, no shares of our preferred stock have been issued and we have no plans to issue any shares of preferred stock.

Options

Our board of directors has authorized the 2012 Stock Incentive Plan which provides us with the ability to issue options on up to 500,000 common shares. As of January 18, 2013, we have no stock options outstanding.

Warrants

Our board of directors has authorized the issuance to Public Financial Services, LLC of a warrant to purchase up to 200,000 common shares at $5.00 per share, contingent on several factors further described under “Material Agreements.” The warrants expire on January 1, 2017 and have cashless exercise rights.

Anti-takeover provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Background

We are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will help us attract and retain key personnel, provide us benefits in visibility and the way we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders. There can be no assurance that the benefits of being a public reporting company will be appreciated by us in consideration of the attendant risks.

Holders of Capital Stock

As of January 18, 2013, we had five holders of our common stock.

No Public Market for Common Stock

There is presently no public market for our common stock. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

Following the closing of this offering , we anticipate applying for trading of our securities on the over the counter bulletin board, maintained by the Financial Industry Regulatory Authority (FINRA), upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the bulletin board, including:

•

we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

•

we must remain current in our filings;

•

we must find a member of FINRA to file a form 211 on our behalf.

The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We have had no discussions with any market makers and there is no assurance that our shares will ever be approved by FINRA to be quoted on the Bulletin Board.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. This imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. However, the application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Blue Sky

Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having out shares available for trading on a stock exchange, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Illinois, Kentucky, Louisiana, Montana, New York, Pennsylvania, Tennessee and Virginia.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Stock transfer agent

We have not engaged the services of a transfer agent at this time.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

David M. Bovi, P.A., has provided an opinion on the validity of the securities being registered, but has not prepared or certified any part of this prospectus.

Accounting

The financial statements included in this Prospectus and in the Registration Statement have been audited by McConnell & Jones, LLP to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person (including any group) known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. As of the date of this prospectus, there were 4,000,000 shares of common stock outstanding, no stock options outstanding, no preferred stock outstanding and warrants to purchase 200,000 shares outstanding. The percentage ownership has been calculated assuming all stock options and warrants are exercised for cash.

Each stockholder's address is in care of our company at 277 North Avenue, Suite 200, New Rochelle, New York 10801

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Rudolph Southwell, Jr. (1) (2)	3,325,000 shares	83.1%
Tessle Robinson (2)	62,500 shares	1.60%
Dana Robinson (3)	62,500 shares	1.60%
The Schooner Group, LLC (4)	350,000 shares	8.80%
Public Financial Services, LLC (5)	200,000 shares	5.0%
All officers and directors as a group (2 persons)	3,387,500 shares	84.7%

(1)

The person named above may be deemed to be a “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their having founded the company.

(2)

Messrs. Southwell and Robinson are members of our board of directors.

(3)

Mrs. Robinson is the daughter of Mr. Robinson.

(4)

Jeanne Coury, Jennifer Flaherty and James Flaherty share voting and dispositive power for shares owned by The Schooner Group, LLC

(5)

Joel Arberman and Christopher Walker share voting and dispositive power for shares owned by Public Financial Services, LLC

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 18, 2013.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

DESCRIPTION OF BUSINESS

Corporate Information

We were incorporated in Florida on December 22, 2011, at which time we commenced operations. Since incorporation, our management has been focused on developing our business plan, researching target markets to construct new family dining restaurants, researching franchise companies and raising $98,700 from our president and two individual investors. While we plan to open our first family dining restaurant in New York or Massachusetts, we have not identified a specific target market or franchise concept for our first restaurant.

We are a development stage company with limited financial resources and no revenues. We have relied upon the sale of promissory notes in unregistered private placement transactions to cover our expenses. Our reliance on capital from investors, our very limited operating history, our operating losses and other factors have led our independent auditors to express substantial doubt about our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

We were incorporated in the state of Florida on December 22, 2011. Our principal executive office is located at 277 North Avenue, Suite 200, New Rochelle, New York 10801 and our telephone number is 914-774-8811.  We have one wholly owned subsidiary, Destiny Pancakes, LLC, which does not have any business activity.

Our Business

Ideal Restaurant Group, Inc. plans to build and operate family dining restaurants which serve a broad range of entrees, appetizers, desserts and non-alcoholic beverages. We have not built, opened or operated a family dining restaurant to date. We intend to feature full table service and food and beverages in an attractive and comfortable atmosphere where customers can have breakfast, lunch, dinner or snack. While we have plans to open multiple restaurants, we cannot provide any assurance that we will be able to open any restaurant.

Our Market

We have evaluated a number of factors in determining which geographic markets to concentrate our family dining restaurant activities. Such factors included:

- the historical and projected demand for family dining restaurants,

- the number of households,

- the demographics,

- level of competition,

- level of unemployment, and

- average household income.

Based upon our research and analysis, we decided to plan for our initial family dining restaurant to be located in the State of New York or the State of Massachusetts.

Our Strategy

To implement our business plan, we will need to raise at least $1,455,000. The proceeds of this offering are our sole source of investment capital.  If we raise less than $1,455,000 from the sale of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan. We do not have any alternative source of capital at this time and there can be no assurance that any capital will be available on suitable terms. There is no assurance we will raise sufficient funds to implement our plan.

If we raise sufficient funds, we plan to identify a desirable location for our first family dining restaurant and then determine whether we should proceed with our plans independently or through a franchise agreement. We believe a franchise could help us leverage the name brand, marketing and operations of an existing chain. Our management has completed and submitted franchise applications with two large casual family dining franchisors, who offer a wide variety of breakfast, lunch, dinner and dessert options. Both franchise organizations have confirmed receipt of our application and have begun their review. At best, we believe our company will receive conditional approval as we do not believe we presently satisfy the requirements for approval by either franchise organization. There is no assurance we will successfully secure any acceptable franchise agreement. If we fail to enter into acceptable franchise agreements, we plan to build independently owned and operated family dining restaurants.

Once we identify desirable location and determine whether we will proceed independently or as part of a franchise chain, we believe it would take approximately three months to plan construction and then six additional months to complete construction and development. We plan to outsource the construction and development to third-parties. We believe we can begin to generate revenue within three months of completing construction and development. There is no assurance we will achieve any of the milestones at all, or that any of the milestone will be achieved by any specific date.

Marketing

We must establish and strengthen the brand awareness of any family dining restaurant we build and operate. We believe enhancing and maintaining brand recognition among consumers is an important aspect of our efforts to increase revenue and generate a profit. We plan to promote consumer awareness through local advertising, social media outreach, community involvement, Internet marketing and public relations. Our goal is to attract loyal consumers.

Employees

We have three employees. We plan to utilize independent contracts in an effort to build and operate our business cost-effectively. We believe that our future success will depend in part on our ability to attract and retain qualified independent contractors. There can be no assurance that we will be able to attract and retain such individuals or companies. If we are unsuccessful in managing the timely delivery of these services our business could be adversely affected. In the future, we may hire employees but have no specific plans to do so.

Competition

The promotion of family dining restaurants is highly competitive and barriers to entry are low.  Privately-backed and public companies could choose to enter our space and compete directly with us, or indirectly by offering substitute offerings.  With the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and generate a profit. Many companies and individuals are engaged in the same or similar businesses.

Competition could result in reduced sales, reduced margins or the failure of our online marketplace to achieve or maintain more widespread market acceptance, any of which could harm our business.  Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to generate sales and profit. We may never achieve a profit from our business.

Research and Development

We do not have any research and development activities.

Intellectual Property

We currently do not own any patents, franchises or concessions. We own all associated copyrights, domain names, trademarks and service marks.

Regulation of our business

Our family dining restaurant will be subject to various governmental laws, regulations, and licenses relating to customs, health and safety, building and land use, and environmental protection. If we encounter difficulties in obtaining any necessary licenses or complying with these laws and regulations, then:

•

The opening of new locations could be delayed;

•

The operation of locations could be interrupted; or

•

Our product offerings could be limited.

We are not aware of any environmental regulations that have or that we believe will have a material adverse effect on our operations.

Properties

Our principal executive office is located in New Rochelle, New York. Office space is at the home of our President and provided at no cost to us. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

Material agreements

Employment Agreement with Rudolph Southwell, Jr.

Mr. Southwell is our President. Under the terms of our written agreement effective January 1, 2012, he is paid a salary of $150,000, earns a performance bonus of up to $20,000 for each restaurant opened and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary and bonus shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of five years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Southwell a severance allowance of $100,000. Mr. Southwell is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

Employment Agreement with Tessle Robinson

Mr. Robinson is our Vice President. Under the terms of our written agreement effective January 1, 2012, he is paid a salary of $100,000 and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of three years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Robinson a severance allowance of $50,000. Mr. Robinson is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

Support Services Agreement with The Schooner Group, LLC

Effective March 1, 2012, we entered into an agreement with Schooner to provide various services including but not limited to, bookkeeping, website development and management, recruitment and payroll processing. The agreement has a term of five years and requires us to pay $500 per week for the first 12 months, with 5% annual increases after the first year. The agreed upon fee for services will begin on the date of the Company’s public offering.

The Company incurred $47,447 in legal fees related to the incorporation of the Company for the period ended September 30, 2012 provided by a related party who is also a shareholder of Schooner Group, LLC.

On January 2, 2012, we issued 175,000 shares of common stock to The Schooner Group, LLC, for pre-incorporation services valued at $875. On July 17, 2012, The Schooner Group, LLC purchased $175,000 shares of common stock from our President, Rudolph Southwell for $875,

Consulting Agreement with Public Financial Services, LLC

On January 2, 2012, we entered into an agreement with Public Financial Services, LLC, a Florida limited liability company, to provide us with business consulting services for a period of twelve months, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c)  assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of our securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading.

We have paid Public Financial Services, LLC a cash consulting fee of $10,000. We also paid Public Financial Services, LLC a fee of $1,000, which they used to purchase 200,000 shares of our common stock and a fee of $1,000 which they used to purchase 200,000 vested warrants with an exercise price of $5 per share for a term of five years. The warrants may not be exercised for eighteen months from the date of the agreement and are subject to cancellation if the company raises at least $10 million in equity financing within eighteen months of the agreement. We are obligated to pay additional cash consulting fees of $30,000 upon achievement of certain milestones.

Promissory Note with Raymond Golden

On March 14, 2012 we entered into a promissory note whereby we borrowed $50,000 from Raymond Golden. Under the terms of the unsecured promissory note, we were obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months. The purpose of the loan was to ensure we had sufficient working capital if needed.

Promissory Note with Ralph Redman

On July 20, 2012 we entered into a promissory note whereby we borrowed $25,000 from Ralph Redman. Under the terms of the unsecured promissory note, we were obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months. The purpose of the loan was to ensure we had sufficient working capital if needed.

Promissory Note with Rudy Southwell

On January 1, 2012 and July 30, 2012, we entered into promissory notes whereby we borrowed $13,700 and $10,000, respectively, from Rudy Southwell, our president. Under the terms of the unsecured promissory note, we were obligated to pay one lump sum of principal and no interest within twenty four months. The purpose of the loan was to ensure we had sufficient working capital if needed.

Legal proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

 The name, age and position of our officers and directors are set forth below:

Name	Age	Title	Held Position Since

Rudy Southwell, Jr.	40	President, Principal Accounting Officer, Secretary	January, 2012
Tessle Robinson	69	Vice President, Director	January, 2012

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The board of directors believes that each of the directors set forth above has the necessary qualifications to be a member of the board of directors. Each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the board of directors. Moreover, the board of directors believes that each director brings a strong background and skill set to the board of directors, giving the board of directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Rudolph Southwell has been a member of the board of directors and President since January 2, 2012. Mr. Southwell has been responsible for the planning and development of all aspects of a family dining franchise restaurant located in Palisades, New York since January  2010 and is presently involved in their operations. His responsibilities included arranging financing, completing the franchise application process, leasing space, restaurant planning and development and acting as liaison with the franchisor. Since 1995, Mr. Southwell has been a real estate investor and independent real-estate investment trainer. He is licensed in the State of New York as a real estate broker and has a Series 3 and Series 30 licenses issued by FINRA. Mr. Southwells qualifications to serve on our board of directors include his knowledge of our company and business as well as experience in the restaurant industry through his active involvement in developing and successfully launching a casual family dining franchise restaurant.

Tessle Robinson has been Vice President and a director since January 2, 2012. Mr. Robinson is an owner of the franchise family dining restaurant located in Palisades, New York and is presently involved in their operations. His responsibilities include quality control to ensure the franchise meets franchisor requirements. Previously, Mr. Robinson was a fireman for the New York City Department of Education from 1991 to 2011, where he was responsible for heating systems, safety/fire code compliance and managing staff. Mr. Robinson’s qualifications to serve on our board of directors include his knowledge of our company and business as well as experience in the family dining restaurant industry through his active involvement and ownership of a family dining franchise restaurant.

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Director Independence

Our board of directors currently consists of 2 directors. Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We believe that none of our board members are independent directors, as defined by Section 803(a)(2) of the NYSE listing standards. Independent directors are not executive offers or employees of our company and do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Board of director powers

Our Amended Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval.

Code of Ethics

We have adopted a written code of business conduct and ethics, known as our code of conduct, which apply to our officers, directors and employees.

A code of ethics is a written standard designed to deter wrongdoing and to promote

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with applicable laws, rules and regulations,

•

the prompt reporting violation of the code, and

•

accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No legal proceedings

During the past ten years, none of our directors have been subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)

Engaging in any type of business practice; or

iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)

Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Introduction

The information below provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our Chief Executive Officer and the other executive officers who were the highest paid during the fiscal year ended June 30, 2012.

Objective of Compensation Policy

The objective of our compensation policy is to provide a total compensation package to each named executive officer that will enable us to:

•

attract, motivate and retain outstanding individual named executive officers;

•

reward named executive officers for attaining desired levels of profit and shareholder value; and

•

align the financial interests of each named executive officer with the interests of our shareholders to encourage each named executive officer to contribute to our long-term performance and success.

Overall, our compensation program is designed to reward individual and Company performance. As discussed further below a significant portion of named executive officer compensation is comprised of equity compensation, which rewards long-term company and executive performance. We believe that by weighting total compensation in favor of the bonus and long-term incentive components of our total compensation program, we appropriately reward individual achievement while at the same time providing incentives to promote company performance. We also believe that salary levels should be reflective of individual performance and therefore factor this into the adjustment of base salary levels each year.

Consulting Agreements

Employment Agreement with Rudolph Southwell, Jr.

Mr. Southwell is our President and a member of our board of directors. Under the terms of our written agreement effective January 1, 2012, he is paid a salary of $150,000, earns a performance bonus of up to $20,000 for each restaurant opened and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary and bonus shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of five years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Southwell a severance allowance of $100,000. Mr. Southwell is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy. We have not paid Mr. Southwell any salary as of September 30, 2012.

Employment Agreement with Tessle Robinson

Mr. Robinson is our Vice President. Under the terms of our written agreement effective January 1, 2012, he is paid a salary of $100,000 and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of three years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Robinson a severance allowance of $50,000. Mr. Robinson is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy. We have not paid Mr. Robinson any salary as of September 30, 2012.

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our officers and directors:

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Rudy Southwell (1) Chief Executive Officer	2012	$ 0	0	$17,500	-0-	-0-	-0-	0	17,500
Tessle Robinson (2) Vice President	2012	$ 0	0	$ 313	-0-	-0-	-0-	0	313

(1)

On January 2, 2012, Rudy Southwell was issued 3,500,000 common shares for pre-incorporation services valued at $17,500. These shares were issued at the inception of the business.

(2)

On January 2, 2012, Tessle Robinson was issued 62,500 common shares for pre-incorporation services valued at $313. These shares were issued at the inception of the business.

(3)

Stock Awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The fair value assigned to this transaction was determined based on the estimated fair value of the services rendered, as there was no history of equity transactions with third parties. Reference Note 6 of the Consolidated Financial Statements for the period from December 22, 2011 to September 30, 2012.

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have not granted any options.

RELATED PARTY TRANSACTIONS

The following summarizes all transactions between us and our officers, directors and 5% shareholders:

On January 1, 2012, we entered into an agreement with Mr. Southwell, our President. Under the terms of our written agreement, he is paid a salary of $150,000, earns a performance bonus of up to $20,000 for each restaurant opened and is entitled to three weeks of paid vacation and  reimbursement of reasonable business expenses. The salary and bonus shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of five years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Southwell a severance allowance of $100,000. Mr. Southwell is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

On January 1, 2012 and July 30, 2012, we entered into promissory notes whereby we borrowed $13,700 and $10,000, respectively, from Rudy Southwell, our president. Under the terms of the unsecured promissory note, we are obligated to pay one lump sum of principal and no interest within twenty four months. The purpose of the loan was to ensure we had sufficient working capital if needed.

On January 1, 2012, we entered into an agreement with Mr. Robinson, our Vice President. Under the terms of our written agreement, he is paid a salary of $100,000 and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of three years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Robinson a severance allowance of $50,000. Mr. Robinson is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

On January 2, 2012, we issued:

-

3,500,000 shares of common stock to Rudy Southwell, our President, for pre-incorporation services valued at $17,500, and

-

62,500 shares of common stock to Tessle Robinson, our Vice President, for pre-incorporation services valued at $313, and

-

62,500 shares of common stock to Dana Robinson, a consultant, for pre-incorporation services valued at $313, and

-

175,000 shares of common stock to The Schooner Group, LLC, a consultant, for pre-incorporation services valued at $875.

On March 1, 2012, we entered into an agreement with Schooner to provide various services including but not limited to, bookkeeping, website development and management, recruitment and payroll processing. The agreement has a term of five years and requires us to pay $500 per week for the first 12 months, with 5% annual increases after the first year. The agreed upon fee for services will begin on the date of the Company’s public offering.

The Company incurred $47,447 in legal fees related to the incorporation of the Company for the period ended September 30, 2012 provided by James Flaherty, a related party who is also a shareholder of Schooner Group, LLC.

On July 17, 2012, The Schooner Group, LLC purchased 175,000 shares of common stock of the company from our President, Rudolph Southwell for $875.

Other than the arrangements described under “Executive Compensation,” and “Material Agreements” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Following the consummation of this offering, we expect that our board members, who are not independent, will be responsible for review, approval and ratification of “related-person transactions” between us and any related person.

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5.0% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

CONFLICTS OF INTEREST

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors. As of January 18, 2013, we do not have any independent, disinterested directors. Our directors and officers are or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.  There exist potential conflicts of interest including allocation of time between us and their other business activities.

No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary statement

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our consolidated financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Business Overview

Ideal Restaurant Group, Inc. plans to build and operate family dining restaurants which serve a broad range of entrees, appetizers, desserts and non-alcoholic beverages. While we have plans to open multiple restaurants, we cannot provide any assurance that we will be able to open any restaurant. We have not built, opened or operated a family dining restaurant to date.

We are a development stage company with limited financial resources and no revenues. We have relied upon the sale of promissory notes in unregistered private placement transactions to cover our expenses. Our reliance on capital from investors, our very limited operating history, our operating losses and other factors have led our independent auditors to express substantial doubt about our ability to continue as a going concern.

We were incorporated in Florida on December 22, 2011, at which time we commenced operations. Since incorporation, our management has been focused on developing our business plan, researching target markets to construct new family dining restaurants, researching franchise companies and raising $98,700 from our president and two individual investors.

Plan of Operations

Prior to the completion of this offering, we have focused on identifying potential locations to construct our first family dining restaurant. We recently narrowed our search to the States of New York, New Jersey and recently Massachusetts. Our president has already conducted site visits at nine specific locations in New York, within the cities of Syracuse, Albany, Middletown, Queensbury, Plattsburg, Watertown, Ithica, Poughkeepsie and Buffalo. He also conducted site visits at three specific locations in Massachusetts, within the cities of Hadley, Kingston and Lanesborough.

After completing thorough site visits, our management conferenced with the landlord’s attorney and subsequently negotiated general terms and conditions based on their standard lease. We have not entered into any letter of intent or lease agreement. We plan to finalize terms and conditions after we raise at least $1,455,000 from this offering, which we believe would be sufficient to build-out, develop and operate our first family dining restaurant.

Prior to finalizing the terms and conditions of any lease agreement, we will also need to determine whether we will operate our first family dining restaurant independently or as a franchise. We believe a franchise could help us leverage the name brand, marketing and operations of an existing chain. A franchisor will likely have meaningful input into the specific location, square footage requirements and other issues which may impact the suitability of any specific location and the terms and conditions of any lease agreement we may enter into. There is no assurance we will successfully secure any acceptable franchise agreement. If we fail to enter into acceptable franchise agreements, we plan to build independently owned and operated family dining restaurants.

Our management has completed and submitted franchise applications with two large casual family dining franchisors, who offer a wide variety of breakfast, lunch, dinner and dessert options. Both franchise organizations have confirmed receipt of our application and have begun their review. At best, we believe our company will receive conditional approval as we do not believe we presently satisfy the requirements for approval by either franchise organization. Specifically, we will need to raise at least $1,455,000 from this offering, which we believe would be sufficient to build-out, develop and operate a franchised family dining restaurant. In addition, our management may not have sufficient expertise required by many franchise organizations. To address this potential concern, we have searched for and identified two potential candidates who could become a general manager of a franchised location. We do not have any agreement with either candidate and there is no assurance either would be willing to work for us, even if we become a franchisee.

Our management has also prepared estimated budgets for the build-out of our first family dining restaurant based on its previous experiences as well as numerous conversations with construction companies and experts.

During the next twelve months (beginning by March 2013), we plan the following business activities:

Description	Estimated Completion Date	Estimate Expenses ($)
Raise capital	August 2013	20,000
Select franchisor & negotiate franchise agreement	September 2013	5,000
Select restaurant location & negotiate lease agreement	September 2013	5,000
Select & engage construction firm	September 2013	5,000
Complete construction	March 2014	1,050,000
Staff and train employees	March 2014	25,000
Grand opening of first restaurant	March 2014	125,000

Subject to raising at least $1,455,000 by August 2013, we believe we can complete each of the business activities listed above and open our first restaurant to begin generating sales by March 2014. However, there can be no assurance we will achieve any of the milestones at all, or that any of the milestone will be achieved by any specific date or for the estimated expenses.

We are seeking up to $5,000,000 from this offering. To implement our business plan, we will need to raise at least $1,455,000. We plan to use each increment of $1,200,000 above $1,455,000 to construct, develop and operate additional family dining restaurants. For example, if we raise at least $2,655,000, we plan to build two family dining restaurants. If we raise more than $1,455,000 but less than the $1,200,000 necessary to build an additional family dining restaurant, we plan to set aside such incremental funds until we have an amount sufficient to build another family dining restaurant.

The proceeds of this offering are our sole source of investment capital.  If we raise less than $1,455,000 from the sale of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan. We do not have any alternative source of capital at this time and there can be no assurance that any capital will be available on suitable terms. There is no assurance we will raise sufficient funds to implement our plan.

Results of Operations

From inception on December 22, 2011 to June 30, 2012:

Revenues. We generated $0 in revenues.

Operating Expenses. Our operating expenses consisted of $44,220 of professional fees and $17,813 of general and administrative expenses. $21,000 of our expenses were non-cash stock-based compensation. The $41,033 of our operating expenses paid in cash was for accounting, legal and consulting fees.

Net Loss. We had a net loss of $62,774 of which $21,000 was non-cash stock-based compensation.

The results of operations for the period January 1, 2012 to June 30, 2012 are not indicative of the results for any future interim period. During this initial period, we were primarily focused on raising investment capital, business planning and preparing this registration statement.

We expect to considerably increase our operating expenses in the future, particularly expenses in sales, marketing, accounting, legal fees and relating to the development of family dining restaurants.

For the Three Months Ended September 30, 2012:

Revenues. We generated $0 in revenues.

Operating Expenses. Our operating expenses consisted of $16,658 of professional fees and $4,387 of general and administrative expenses.  The $21,045 of operating expenses paid in cash was for accounting, legal and consulting fees.

Net Loss. We had a net loss of $21,920.

The results of operations for the period July 1, 2012 to September 30, 2012 are not indicative of the results for any future interim period. During this initial period, we were primarily focused on raising investment capital, business planning and preparing this registration statement.

We expect to considerably increase our operating expenses in the future, particularly expenses in sales, marketing, accounting, legal fees and relating to the development of family dining restaurants.

Liquidity and Capital Resources

As of September 30, 2012

Our balance sheet as of September 30, 2012 reflects cash assets of $62,430, prepaid expenses of $1,500 and $127,624 of liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date. Our cash came from the sale of promissory notes in which we raised $98,700 from our president and two individual investors.

Since January 1, 2012, we have been spending approximately $9,231 per month to support our current level of operations. The expenses include costs of legal, accounting and other expenses associated with the daily operations of our business.

Over the next 12 months, we anticipate needing at least $255,000  in cash to sustain business operations, including approximately $65,000 for the expenses associated with this Prospectus and offering, approximately $105,000 to pay off our promissory notes and approximately $85,000 for our legal, accounting and operating expenses. In addition, we anticipate requiring a total of $1,200,000 to build and operate a family dining restaurant and for administrative purposes.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors.  Since the Company has generated no revenues to date, it is difficult to anticipate what future revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock or enter into debt financing agreements in order to meet our cash needs over the coming 12 months.   We have no agreements or understandings for any of the above listed financing options. The only cash currently available to us is the cash in our bank account. We have no other sources of capital.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.  Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of our operations and financial condition. Our failure to raise additional funds if needed in the future will adversely affect our business operations, which may require us to suspend our operations and lead you to lose your entire investment.

It is likely that our operating losses will increase in the future and it is very possible we will never achieve or sustain profitability. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition.

Going Concern

As of June 30, 2012, our reliance on capital from investors, our very limited operating history, our operating losses and other factors have led our independent auditors to express substantial doubt about our ability to continue as a going concern.

Promissory Notes

On March 14, 2012 we entered into a promissory note whereby we borrowed $50,000 from Raymond Golden. Under the terms of the unsecured promissory note, we are obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months. The purpose of the loan was to ensure we had sufficient working capital if needed.

Effective July 2012 we entered into a promissory note whereby we borrowed $25,000 from Ralph Redman. Under the terms of the unsecured promissory note, we are obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months. The purpose of the loan was to ensure we had sufficient working capital if needed.

On January 1, 2012 and July 30, 2012, we entered into promissory notes whereby we borrowed $13,700 and $10,000, respectively, from Rudy Southwell, our president. Under the terms of the unsecured promissory note, we are obligated to pay one lump sum of principal and no interest within twenty four months. The purpose of the loan was to ensure we had sufficient working capital if needed.

We do not currently have sufficient funds to repay all the notes.

Capital Requirements

To implement our business plan, we will need to raise at least $1,455,000. The proceeds of this offering are our sole source of investment capital.  If we raise less than $1,455,000 from the sale of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan. We do not have any alternative source of capital at this time and there can be no assurance that any capital will be available on suitable terms. There is no assurance we will raise sufficient funds to implement our plan.

If we raise sufficient funds, we plan to identify a desirable location for our first family dining restaurant and then determine whether we should proceed with our plans independently or through a franchise agreement. We believe a franchise could help us leverage the name brand, marketing and operations of an existing chain. Our management has completed and submitted franchise applications with two large casual family dining franchisors, who offer a wide variety of breakfast, lunch, dinner and dessert options.  There is no assurance we will successfully secure any acceptable franchise agreement. If we fail to enter into acceptable franchise agreements, we plan to build independently owned and operated family dining restaurants.

Once we identify desirable location and determine whether we will proceed independently or as part of a franchise chain, we plan to outsource the construction and development to third-parties. There is no assurance we will achieve any of the milestones at all, or that any of the milestone will be achieved by any specific date.

In the future, we plan to try and raise additional capital through the issuance of additional common shares or Preferred Shares. If we issue additional common shares, our then-existing shareholders may face substantial dilution. If we issue Preferred Shares, we would be obligated to pay a substantial amount of interest which would reduce our cash available for working capital, property acquisitions and renovations.  In addition, holders of Preferred Shares would be entitled to be paid out of any assets we have in the event of any liquidation, dissolution or winding up of the corporation, before the holders of common share would be paid anything.

Currently, we do not have any arrangements for any financing, whether it be through the sale of common shares or the sale of Preferred Stock or any other method of financing, and we can provide no assurances to investors that we will be able to obtain any financing when required. The only cash currently available to us is the cash in our bank account. We have no other sources of capital.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.  Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of our operations and financial condition. Our failure to raise additional funds if needed in the future will adversely affect our business operations, which may require us to suspend our operations and lead you to lose your entire investment.

It is likely that our operating losses will increase in the future and it is very possible we will never achieve or sustain profitability. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Emerging Growth Company

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration and the filing and notification of effectiveness of the Company’s Form 8-A filed immediately thereafter, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, 8-K, and proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Until the effectiveness of such Form 8-A, the Company will only be required to comply with the limited reporting obligations required by Section 13(a) of the Exchange Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

IDEAL RESTAURANTS GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM DECEMBER 22, 2011 TO JUNE 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditors’ Report

To the Board of Directors Ideal Restaurant Group, Inc

We have audited the accompanying consolidated balance sheet of Ideal Restaurant Group, Inc (“the Company”) as of June 30, 2012, and the related consolidated statement of operations, shareholders' deficit, and cash flow for the period from inception (December 22, 2011) to June 30, 2012.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ideal Restaurant Group, Inc. as of June 30, 2012 and the results of its operations and cash flow for the period from inception (December 22, 2011) to June 30, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the financial statements, the Company continues to incur losses and has no revenues. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McConnell & Jones, LLP

Houston, TX

October 29, 2012

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Balance Sheet

June 30,
2012

Assets

Cash and equivalents	$51,000
Prepaid expenses	2,700
Total current assets	53,700

Total assets	$53,700

Liabilities and Stockholders' Equity

Accrued expenses	$31,033
Accrued interest	741
Total current liabilities	31,774

Notes payable	63,700
Total liabilities	95,474
Commitments and contingencies
Preferred stock, 5,000,000 shares authorized, no
shares issued and outstanding	-
Common stock, $0.001 par value, 200,000,000 shares
authorized, 4,000,000 shares issued and outstanding	4,000
Paid-in capital	17,000
Accumulated deficit during the development stage	(62,774)
Total stockholder's equity (deficit)	(41,774)

Total liabilities and stockholders' equity (deficit)	$53,700

See accompanying notes to consolidated financial statements.

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Statement of Operations

Period from Inception
(December 22, 2011)
to June 30,
2012

Net revenues	$-

Operating expenses:
Professional fees	44,220
General and administrative	17,813

Total operating expenses	62,033

Operating loss	(62,033)
Other income (expense):
Interest expense	(741)

Loss before income tax provision	(62,774)
Income tax provision	-
Net loss	$(62,774)

Net loss per share - basic and diluted	$(0.02)

Weighted average common shares outstanding - basic and diluted	3,696,224

See accompanying notes to consolidated financial statements.

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Statement of Stockholders' Equity (Deficit)

	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception (December 22, 2011) and at December 31, 2011

Shares issued to founders for services	3,562,500	3,563	14,250		17,813
Shares issued to third parties for services	437,500	437	1,750		2,187
Warrants issued to third parties for services			1,000		1,000
Net loss	-	-	-	(62,774)	(62,774)

Balance at June 30, 2012	4,000,000	$4,000	$17,000	$(62,774)	$(41,774)

Note:  Certain amounts may not total due to rounding of individual components

See accompanying notes to consolidated financial statements.

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Statement of Cash Flows

Period from Inception
(December 22, 2011)
to June 30,
2012
Cash flows from operating activities:

Net loss	$(62,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	21,000
Changes in assets and liabilities:
Prepaid expenses	(2,700)
Accrued expenses	31,033
Accrued interest	741
Net cash used in operating activities	(12,700)

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from notes payable with shareholder	13,700
Proceeds from notes payable	50,000
Net cash provided by financing activities	63,700

Change in cash and equivalents	51,000

Cash and equivalents, beginning of year	-

Cash and equivalents, end of year	$51,000

See accompanying notes to consolidated financial statements.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

Note 1:  Background and Basis of Presentation

Ideal Restaurant Group, Inc. (“the Company”) was incorporated on December 22, 2011 (Date of Inception) in the State of Florida and adopted year end of June 30. The Company is in the business of developing, operating and managing restaurants.  We have one wholly owned subsidiary, Destiny Pancakes, LLC, which does not have any business activity.

The Company is a development stage company as it has not yet begun to generate revenues from its planned principal operations.

Note 2:  Going Concern and Operations

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred losses and operational cash outflows since inception, and has no revenues.  The future of the Company is dependent upon future profitable operations and the development of new business opportunities.  Management expects to need to raise additional funds via loans and equity offerings.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might arise from this uncertainty.

Note 3:  Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the consolidated financial  statements and reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Prepaid Expenses

Prepaid expenses consist of deposits made for accounting and auditing services in connection with the common stock offering.  These costs will be charged to Paid-in-Capital upon completion of the offering.

Revenue Recognition

The Company has no revenues.

Net Loss per Share

Net loss per share is calculated using the weighted average number of common shares outstanding during the period. Due to losses, the Company has excluded the effects of potentially dilutive instruments from the calculation of diluted net loss because their effects would be anti-dilutive.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the consolidated financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has established a valuation allowance for all deferred tax assets as of June 30, 2012 as it has not determined that such assets are likely to be realized.

FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns.

Recently Issued Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4:  Income Taxes

The Company has experienced operating losses since inception.  The Company has provided a full valuation allowance for all deferred tax assets because of the uncertainty regarding the utilization of the net operating loss carry forwards.

Income taxes is summarized as follows:

Period from Inception
(December 22, 2011)
to June 30,
2012

Current provision (benefit)	$(21,343)
Deferred provision	21,343
Net income tax (benefit) provision	$-

While the Company’s statutory tax rate is 34%, its effective tax rate is 0% due to the effects of the valuation allowance described above. The Company does not have any material uncertainties with respect to its provisions for income taxes.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

Note 5:  Notes Payable

On January 1, 2012 the Company entered into a promissory note whereby it borrowed $13,700 from the president of the Company.  Under the terms of the unsecured promissory note, the Company is obligated to pay one lump sum of principal and no interest within 24 months from the date of issuance.

On March 14, 2012 the Company received proceeds of $50,000 in exchange for a note payable to a third-party.  This note bears interest at a rate of 5 percent per annum with quarterly interest payments due beginning March 31, 2012 and all principal and unpaid interest are due on September 14, 2013.  The Company did not make any interest payments during the period from March 14, 2012 to June 30, 2012; however, the Company received a waiver from the note holder and is not in default as of June 30, 2012.

Note 6:  Stockholders’ Equity

On December 22, 2011, the Company was incorporated and authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share.

On January 2, 2012, we issued:

-

3,500,000 shares of common stock to Rudy Southwell, our President, for pre-incorporation services valued at $17,500, and

-

62,500 shares of common stock to Tessle Robinson, our Vice President, for pre-incorporation services valued at $313, and

-

62,500 shares of common stock to Dana Robinson, a consultant, for pre-incorporation services valued at $313, and

-

175,000 shares of common stock to The Schooner Group, LLC, a consultant, for pre-incorporation services valued at $875.

-

200,000 shares of common stock to Public Financial Services, LLC, a consultant, for $1,000.

The fair value assigned to these transactions was determined based on the estimated fair value of the services rendered, as there was no history of equity transactions with third parties.

Note 7:  Warrants

On January 2, 2012, the Company entered into an agreement with Public Financial Services, LLC, a Florida limited liability company, to provide business consulting services for a period of twelve months, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c)  assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of the Company’s securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading.

The Company has paid Public Financial Services, LLC (PFS) a cash consulting fee of $10,000. The Company also paid Public Financial Services, LLC a fee of $1,000, which PFS used to purchase 200,000 shares of our common stock and a fee of $1,000 which they used to purchase 200,000 vested warrants with an exercise price of $5 per

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

share for a term of five years. The warrants may not be exercised for eighteen months from the date of the agreement and are subject to cancellation if the company raises at least $10 million in equity financing within eighteen months of the agreement. The Company is obligated to pay additional cash consulting fees of $30,000 upon achievement of certain milestones.

Note 8:  Related Party Transactions

On January 1, 2012, the Company entered into an agreement with Mr. Southwell, its Chief Executive Officer and Chairman. Under the terms of the written agreement, he is paid a salary of $150,000, earns a performance bonus of up to  $20,000 for each restaurant opened and is entitled to three weeks of paid vacation and  reimbursement of reasonable business expenses. The salary and bonus shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of five years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Southwell a severance allowance of $100,000. Mr. Southwell is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

On January 1, 2012, the Company entered into an agreement with Mr. Robinson, its Vice President. Under the terms of the written agreement, he is paid a salary of $100,000 and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of three years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Robinson a severance allowance of $50,000. Mr. Robinson is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

On March 1, 2012, the Company entered into an agreement with Schooner to provide various services including but not limited to, bookkeeping, website development and management, recruitment and payroll processing. The agreement has a term of five years and requires the Company to pay $500 per week for the first 12 months, with 5% annual increases after the first year.  The agreed upon fee for services will begin on the date of the Company’s public offering.

The Company incurred from $31,033 in legal fees related to the incorporation of the Company for the period ended June 30, 2012 provided by a related party who is also a shareholder of Schooner Group, LLC.

On July 17, 2012, The Schooner Group, LLC purchased 175,000 shares of common stock of the Company from its President, Rudolph Southwell for $875.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

Note 9:  Commitments and Contingencies

Legal Proceedings

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of June 30, 2012.

Operating Leases and Service Contracts

The Company has no non-cancellable operating leases or service contracts.

Note 10:  Subsequent Events

Effective July 2012 the Company entered into a promissory note whereby it borrowed $25,000 from Ralph Redman. Under the terms of the unsecured promissory note, the Company is obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months.

On July 30, 2012 the Company entered into a promissory note whereby it borrowed $10,000 from the president of the Company. Under the terms of the unsecured promissory note, the Company is obligated to pay one lump sum of principal and no interest within twenty four months.

IDEAL RESTAURANTS GROUP, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2012 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND THE PERIOD FROM INCEPTION (DECEMBER 22, 2011) TO SEPTEMBER 30, 2012

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Unaudited Consolidated Balance Sheet as of September 30, 2012	F-13
Unaudited Consolidated Statements of Operations for the Three Months Ended September 30, 2012 and the Period from Inception (December 22, 2011) to September 30, 2012	F-14
Unaudited Consolidated Statement of Stockholders’ Equity (Deficit) for the Period from Inception (December 22, 2011) to September 30, 2012	F-15
Unaudited Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2012 and for the Period from Inception (December 22, 2011) to September 30, 2012	F-16
Notes to Unaudited Consolidated Financial Statements	F-17

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Balance Sheet

(Unaudited)

September 30,
2012

Assets

Cash and equivalents	$62,430
Prepaid expenses	1,500
Total current assets	63,930

Total assets	$63,930

Liabilities and Stockholders' Equity

Accounts Payable	$30
Accrued expenses	27,528
Accrued interest	1,366
Current portion of notes payable	50,000
Total current liabilities	78,924

Notes payable	48,700
Total liabilities	127,624
Commitments and contingencies
Preferred stock, 5,000,000 shares authorized, no
shares issued and outstanding	-
Common stock, $0.001 par value, 200,000,000 shares
authorized, 4,000,000 shares issued and outstanding	4,000
Paid-in capital	17,000
Accumulated deficit during the development stage	(84,694)
Total stockholder's equity (deficit)	(63,694)

Total liabilities and stockholders' equity (deficit)	$63,930

See accompanying notes to unaudited consolidated financial statements.

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Statements of Operations

 (Unaudited)

		Period from Inception
	Three Months Ended	(December 22, 2011)
	September 30,	to September 30,
	2012	2012

Net revenues	$-	$-

Operating expenses:
Professional fees	16,658	60,878
General and administrative	4,387	22,200

Total operating expenses	21,045	83,078

Operating loss	(21,045)	(83,078)
Other income (expense):
Interest expense	(875)	(1,616)

Loss before income tax provision	(21,920)	(84,694)
Income tax provision	-	-
Net loss	$(21,920)	$(84,694)

Net loss per share - basic and diluted	$(0.01)	$(0.02)

Weighted average common shares outstanding - basic and diluted	4,000,000	3,794,630

See accompanying notes to unaudited consolidated financial statements.

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Statements of Stockholders' Equity

(Unaudited)

	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception (December 22, 2011) and at December 31, 2011	-	$-	$-	$-	$-

Shares issued to employees for services	3,562,500	3,563	14,250		17,813
Shares issued to third parties for services	437,500	437	1,750		2,187
Warrants issued to third parties for services			1,000		1,000
Net loss	-	-	-	(84,694)	(84,694)

Balance at September 30, 2012	4,000,000	$4,000	$17,000	$(84,694)	$(63,694)

See accompanying notes to unaudited consolidated financial statements.

Ideal Restaurant Group, Inc.

(a Development Stage Company)

Consolidated Statements of Cash Flows

(Unaudited)

		Period from Inception
	Three Months Ended	(December 22, 2011)
	September 30,	to September 30,
	2012	2012
Cash flows from operating activities:

Net loss	$(21,920)	$(84,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	21,000
Changes in assets and liabilities:
Prepaid expenses	1,200	(1,500)
Accounts Payable	30	30
Accrued expenses	(3,505)	27,528
Accrued interest	625	1,366
Net cash used in operating activities	(23,570)	(36,270)

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Proceeds from notes payable with shareholder	10,000	23,700
Proceeds from notes payable	25,000	75,000
Net cash provided by financing activities	35,000	98,700

Change in cash and equivalents	11,430	62,430

Cash and equivalents, beginning of year	51,000	-

Cash and equivalents, end of year	$62,430	$62,430

See accompanying notes to unaudited consolidated financial statements.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1:  Background and Basis of Presentation

Ideal Restaurant Group, Inc. (“the Company”) was incorporated on December 22, 2011 (Date of Inception) in the State of Florida and adopted year end of June 30. The Company is in the business of developing, operating and managing restaurants.  We have one wholly owned subsidiary, Destiny Pancakes, LLC, which does not have any business activity.

The Company is a development stage company as it has not yet begun to generate revenues from its planned principal operations. Ideal Restaurant prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three month ended September 30, 2012 are not necessarily indicative of the results for the full fiscal years.  While the Company’s management believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited consolidated financial statements and the footnotes thereto for the periods ended June 30, 2012 and Since Inception (December 22, 2011) to June 30, 2012, respectively, included elsewhere in this Registration Statement on Form S-1/A.

Note 2:  Going Concern and Operations

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred losses and operational cash outflows since inception, and has no revenues.  The future of the Company is dependent upon future profitable operations and the development of new business opportunities.  Management expects to need to raise additional funds via loans and equity offerings.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might arise from this uncertainty.

Note 3:  Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the consolidated financial  statements and reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Prepaid Expenses

Prepaid expenses consist of deposits made for accounting and auditing services in connection with the common stock offering.  These costs will be charged to Paid-in-Capital upon completion of the offering.

Revenue Recognition

The Company has no revenues.

Net Loss per Share

Net loss per share is calculated using the weighted average number of common shares outstanding during the period. Due to losses, the Company has excluded the effects of potentially dilutive instruments from the calculation of diluted net loss because their effects would be anti-dilutive.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the consolidated financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has established a valuation allowance for all deferred tax assets as of September 30, 2012 as it has not determined that such assets are likely to be realized.

FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns.

Recently Issued Accounting Pronouncements

The Company has implemented all new relevant accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4:  Income Taxes

The Company has experienced operating losses since inception.  The Company has provided a full valuation allowance for all deferred tax assets because of the uncertainty regarding the utilization of the net operating loss carry forwards.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

Income taxes are summarized as follows:

		Period from Inception
	Three months ended	(December 22, 2011)
	September 30,	to September 30,
	2012	2012

Current provision (benefit)	$(7,453)	$(28,796)
Deferred provision	7,453	28,796
Net income tax (benefit) provision	$-	$-

While the Company’s statutory tax rate is 34%, its effective tax rate is 0% due to the effects of the valuation allowance described above. The Company does not have any material uncertainties with respect to its provisions for income taxes.

Note 5:  Notes Payable

On January 1, 2012 the Company entered into a promissory note whereby it borrowed $13,700 from the president of the Company.  Under the terms of the unsecured promissory note, the Company is obligated to pay one lump sum of principal and no interest within 24 months from the date of issuance.

On March 14, 2012 the Company received proceeds of $50,000 in exchange for a note payable to a third-party.  This note bears interest at a rate of 5 percent per annum with quarterly interest payments due beginning March 31, 2012 and all principal and unpaid interest are due on September 14, 2013.  The Company made an interest payment of $250 during the three months ended September 30, 2012; however, the Company received a waiver from the note holder and is not in default as of September 30, 2012.

Effective July 2012 the Company entered into a promissory note whereby it borrowed $25,000 from Ralph Redman. Under the terms of the unsecured promissory note, the Company is obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months.

On July 30, 2012 the Company entered into a promissory note whereby it borrowed $10,000 from the president of the Company. Under the terms of the unsecured promissory note, the Company is obligated to pay one lump sum of principal and no interest within twenty four months.

Note 6:  Stockholders’ Equity

On December 22, 2011, the Company was incorporated and authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share.

On January 2, 2012, we issued:

-

3,500,000 shares of common stock to Rudy Southwell, our President, for pre-incorporation services valued at $17,500, and

-

62,500 shares of common stock to Tessle Robinson, our Vice President, for pre-incorporation services valued at $313, and

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

-

62,500 shares of common stock to Dana Robinson, a consultant, for pre-incorporation services valued at $313, and

-

175,000 shares of common stock to The Schooner Group, LLC, a consultant, for pre-incorporation services valued at $875.

-

200,000 shares of common stock to Public Financial Services, LLC, a consultant, for $1,000.

The fair value assigned to these transactions was determined based on the estimated fair value of the services rendered, as there was no history of equity transactions with third parties.

Note 7:  Warrants

On January 2, 2012, the Company entered into an agreement with Public Financial Services, LLC, a Florida limited liability company, to provide business consulting services for a period of twelve months, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c)  assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of the Company’s securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading.

The Company has paid Public Financial Services, LLC (PFS) a cash consulting fee of $10,000. The Company also paid Public Financial Services, LLC a fee of $1,000, which PFS used to purchase 200,000 shares of our common stock, and a fee of $1,000 which they used to purchase 200,000 vested warrants with an exercise price of $5 per share for a term of five years. The warrants may not be exercised for eighteen months from the date of the agreement and are subject to cancellation if the company raises at least $10 million in equity financing within eighteen months of the agreement. The Company is obligated to pay additional cash consulting fees of $30,000 upon achievement of certain milestones.

Note 8:  Related Party Transactions

On January 1, 2012, the Company entered into an agreement with Mr. Southwell, its Chief Executive Officer and Chairman. Under the terms of the written agreement, he is paid a salary of $150,000, earns a performance bonus of up to $20,000 for each restaurant opened and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary and bonus shall be paid in an amount not to exceed the monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of five years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Southwell a severance allowance of $100,000. Mr. Southwell is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

On January 1, 2012, the Company entered into an agreement with Mr. Robinson, its Vice President. Under the terms of the written agreement, he is paid a salary of $100,000 and is entitled to three weeks of paid vacation and reimbursement of reasonable business expenses. The salary shall be paid in an amount not to exceed the Company’s monthly net-profit, which shall be defined as gross sales less all expenses, whether paid or accrued. Any amounts not paid as a result of insufficient monthly net-profit will not accrue and will not be payable in the future. The employment agreement has a term of three years, but can be terminated sooner with or without cause. If terminated without cause, the Company is obligated to pay Mr. Robinson a severance allowance of $50,000. Mr. Robinson is also entitled to the severance allowance in a change of control, cessation of business, merger with another company or bankruptcy.

Ideal Restaurant Group, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

On March 1, 2012, the Company entered into an agreement with Schooner to provide various services including but not limited to, bookkeeping, website development and management, recruitment and payroll processing. The agreement has a term of five years and requires the Company to pay $500 per week for the first 12 months, with 5% annual increases after the first year.  The agreed upon fee for services will begin on the date of the Company’s public offering.

The Company incurred $16,414 in legal fees related to the incorporation of the Company for the period ended September 30, 2012 provided by a related party who is also a shareholder of Schooner Group, LLC.

On July 17, 2012, The Schooner Group, LLC purchased 175,000 shares of common stock of the Company from its President, Rudolph Southwell for $875.

Note 9:  Commitments and Contingencies

Legal Proceedings

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of September 30, 2012.

Operating Leases and Service Contracts

The Company has no non-cancellable operating leases or service contracts.

[Back Page of Prospectus]

PROSPECTUS

Ideal Restaurant Group, Inc.

277 North Avenue, Suite 200
New Rochelle, New York 10801

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until a date, which is 180 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2013

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission Registration fee	$573
Printing Fees	$1,000	*
Transfer Agent Fees	$1,750	*
Accounting fees and expenses	$8,000	*
EDGAR Filing Fees	$3,000	*
Blue Sky Qualifications	$7,000	*
Professional Fees	$40,000
Legal fees and expenses	$4,000	*
TOTAL	$65,323	*

* Estimated. We have already paid approximately $15,000 of expenses and will pay the remaining expenses from our cash on hand. None of the proceeds from the offering will be needed or used to pay for any of the offering expenses.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Florida law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing Ideal Restaurant Group, Inc., on January 2, 2012, we issued 3,500,000 shares of common stock to Rudy Southwell, for pre-incorporation services valued at $17,500, we issued 62,500 shares of common stock to Tessle Robinson for pre-incorporation services valued at $313, we issued 62,5000 shares of common stock to Dana Robinson for pre-incorporation services valued at $313 and we issued 175,000 shares of common stock to The Schooner Group, LLC for pre-incorporation services valued at $875.

On January 2, 2012, Public Financial Services, LLC purchased 200,000 shares of common stock for $1,000 and purchased 200,000 vested warrants with an exercise price of $5 per share for a term of five years, for $1,000.

On March 14, 2012 we entered into a promissory note whereby we borrowed $50,000 from Raymond Golden. Under the terms of the unsecured promissory note, we were obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months. The purpose of the loan was to ensure we had sufficient working capital if needed.

On July 20, 2012 we entered into a promissory note whereby we borrowed $25,000 from Ralph Redman. Under the terms of the unsecured promissory note, we were obligated to pay one lump sum of principal and all interest accrued at the rate of 5% per annum within eighteen months. The purpose of the loan was to ensure we had sufficient working capital if needed.

On January 1, 2012 and July 30, 2012, we entered into a promissory note whereby we borrowed $13,700 and $10,000, respectively, from Rudy Southwell, our president. Under the terms of the unsecured promissory note, we were obligated to pay one lump sum of principal and no interest within twenty four months. The purpose of the loan was to ensure we had sufficient working capital if needed.

We issued these shares in reliance upon the exemption under Section 4(2) of the Securities Act of 1933 based on the fact that the issuance of these shares did not involve a “public offering.” The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

The shareholders who purchased securities made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment.

In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to receive a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering."

The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 16. EXHIBITS

The listed exhibits are filed with this Registration Statement:

SEC Reference Number	Title of Document	Location

3.1	Articles of Incorporation	Previously filed
3.2	Restated Articles of Incorporation	Previously filed
3.3	Bylaws	Previously filed
5.1	Opinion Regarding Legality	Previously filed
10.1	2012 Stock Incentive Plan	Previously filed
10.2	Southwell Employment Agreement	Previously filed
10.3	Robinson Employment Agreement	Previously filed
10.4	Public Financial Services, LLC Agreement	Previously filed
10.5	The Schooner Group, LLC Agreement	Previously filed
10.6	Golden Promissory Note	Previously filed
10.7	Redman Promissory Note	Previously filed
10.8	Southwell Promissory Note	Previously filed
14.1	Code of Ethics	Previously filed
23.1	Consent of McConnell & Jones LLP	Filed herewith
99.1	Form of Subscription Agreement	Previously filed

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

ITEM 17. UNDERTAKINGS

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

 to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

 that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

 Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of New Rochelle, State of New York, on January 18, 2013.

Ideal Restaurant Group, Inc.

By:	/s/ Rudy Southwell
Rudy Southwell
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the January 18, 2013.

Signature	Title

/s/ Rudy Southwell	Director, President, Principal Executive Officer,
Rudy Southwell	Secretary, Principal Accounting Officer, Principal Financial Officer

/s/ Tessle Robinson	Director
Tessle Robinson